EXHIBIT 8.01

[FENWICK & WEST LLP LOGO]

October 4, 2002

CONFIDENTIAL COMMUNICATION

ADAPTEC, INC.

691 South Milpitas Boulevard

Milpitas, California  95035

Attention:  Board of Directors

Re:                             Exhibit Tax Opinion to the Registration Statement Filed in Connection With the Convertible Debt Offering Transaction Involving Adaptec, Inc.

Ladies and Gentlemen:

We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the issuance of convertible notes (the “Notes”) as part of a convertible debt offering transaction (“Offering”) by Adaptec, Inc. (‘Adaptec”).  The Offering is further described in and is in accordance with the Securities and Exchange Commission Form S-3 Registration Statement and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the “S-3 Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  Our opinion has been requested solely in connection with the filing of the S-3 Registration Statement with the Securities and Exchange Commission with respect to the Offering.

We have acted as legal counsel to Adaptec in connection with the Offering.  As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

1.             The S-3 Registration Statement (including exhibits thereto);

2.             An Officers’ Tax Certificate of Adaptec dated October 4, 2002, signed by an authorized officer of each of Adaptec and delivered to us from Adaptec and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A.

In addition, we have reviewed such other instruments and documents related to Adaptec or the consummation of the Offering and the transactions contemplated thereby as we have deemed necessary or appropriate.

In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

(1)           Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Offering) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

(2)           Any representation or statement referred to above made “to the best of knowledge” or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant; and

(3)           The Offering will be consummated pursuant to the relevant debt instrument agreements and will be effective under the laws of the state of Delaware.

Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the tax discussion of U.S. federal income tax law in the offering memorandum to the S-3 Registration Statement (the “Prospectus”) presented within the subheadings “Payment of Liquidated Damages” and “Payment of Optional Redemption Premium” both within the discussion entitled “Certain United States Federal Income Tax Consequences,” fairly presents the current U.S. federal income tax considerations that are likely to be material to a beneficial owner of the Notes.

Our opinion set forth above is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures, and other announcements of the Internal Revenue Service (the “Service”), and existing court decisions, any of which could be changed at any time.  Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify our opinion set forth above.  Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

Our opinion concerning certain of the U.S. federal tax consequences of the Offering is limited to the specific U.S. federal tax consequences presented above.  No opinion is expressed as to any other aspect of the Offering or any other transaction, including any other transaction undertaken in connection with the Offering.  In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Offering.

No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Offering.  In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction.  If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable.  You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

This Opinion is being delivered solely for the purpose of being included as an exhibit to the S-3 Registration Statement.  It may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the relevant debt agreements) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.  We do, however, consent to the use of this opinion as an exhibit to the S-3 Registration Statement and to the use of our name in the S-3 Registration Statement wherever it appears.

Very truly yours,

/s/ FENWICK & WEST LLP
FENWICK & WEST LLP
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